UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                   UNAUDITED COMPUTATION OF EARNINGS PER SHARE



          For the Three Months Ended September 30, 1997                        For the Six Months Ended September 30, 1997
          ---------------------------------------------                        -------------------------------------------

                        Income      Shares           Per Share        Income             Shares                   Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
Basic EPS

Net Income           ($43,635)       3,308,932        ($0.01)         ($61,072)            3,305,161              ($0.02)

Effect of Dilutive
 Securities

Stock Options                           28,080                                                28,080
                --------------     -----------    ---------        ------------          -----------            ---------

Diluted EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions         ($43,635)       3,337,012        ($0.01)         ($61,072)            3,333,241              ($0.02)
                     ========        =========        ======          ========             =========              ======



          For the Three Months Ended September 30, 1996               For the Six Months Ended September 30, 1996
          ---------------------------------------------               -------------------------------------------

                        Income      Shares           Per Share        Income             Shares                   Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
Basic EPS

Net Income             $61,651       2,240,950        $0.03             100,255            2,239,475                $0.04

Effect of Dilutive
 Securities

Stock Options                           20,772                                                20,772
                --------------     -----------    ---------        ------------          -----------            ---------

Diluted EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions          $61,651        2,261,722        $0.03            $100,255            2,260,247                $0.04
                      =======        =========        =====            ========            =========                =====
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